AMENDMENT NO. 2
                                       TO
                              EMPLOYMENT AGREEMENT

         AMENDMENT NO. 2, dated as of December 31, 2002 ("Amendment No. 2") to the Employment Agreement, dated as of November 1, 1999, as amended to date (the "Agreement"), by and between eAcceleration Corp., a Delaware Corporation (the "Company") and Clint Ballard ("Employee").

         WHEREAS, the Company and the Employee desire to amend the terms of the Agreement, pursuant to the terms and conditions set forth herein, as of the date hereof.

         NOW, THEREFORE in consideration of the premises and of the mutual covenants contained herein, and intending to be legally bound, the parties hereto agree as follows:

         1. Paragraph 2 of the Agreement is hereby deleted in its entirety and replaced with the following:

             " Term. Subject to earlier termination on the terms and conditions hereinafter provided, and further subject to certain provisions hereof which survive the term hereof, the term of this Agreement (the "Term") shall be comprised of a five (5) year period of employment commencing on January 1, 2003, and shall be extended thereafter for additional one-year periods unless or until the Company or the Employee provides sixty (60) days' notice to the other party of the termination of this Agreement."

         2. Subparagraph (b) of Paragraph 4 of the Agreement is hereby deleted in its entirety and replaced with the following:

                  "(b) In addition to the salary provided in clause (a) above, not later than one hundred ten (110) days after the end of the 2002 fiscal year of the Company, the Company shall pay to Employee, as incentive compensation, an amount equal to two and one-half percent (2.5%) of the Company's Cash Flow (as defined below) for such fiscal year. For all quarterly periods during the Term, beginning with the first quarter of the Company's 2003 fiscal year, the Company, not later than sixty (60) days after the end of each such quarterly period, shall pay to Employee an amount equal to two and one-half percent (2.5%) of the Company's Cash Flow for such quarterly period; provided, however, that for the fourth quarter of each fiscal year, such amounts are required to be paid not later than one hundred ten (110) days after the end of such quarterly period. For purposes of this Agreement, "Cash Flow" shall mean, during any fiscal period, an amount equal to (i) the net income of the Company before taxes, depreciation, amortization, and extraordinary items, in each case computed in accordance with United States generally accepted accounting principles, consistently applied, plus
             (ii) the Company's deferred revenue minus (iii) the Company's deferred expenses. The Company agrees to furnish to Employee a copy of the Company's annual

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             audited financial statements not later than one hundred and five (105) days after the end of each fiscal year of the Company, and quarterly unaudited financial statements not later than fifty-five (55) days after the end of each fiscal quarter during the term of this Agreement."

         3. The first sentence of Paragraph 10 of the Agreement is hereby deleted in its entirety and replaced with the following:

                  "10. Notices.  Any notice to be given to the Company hereunder shall be deemed sufficient if addressed to the Company in writing and delivered or mailed by certified or registered mail to it at 1050 NE Hostmark Street 100B, Poulsbo Washington 98730, Attention:
             President, or to such other address as the Company may hereafter designate, and a copy to Neil M. Kaufman, Esq., Kaufman & Associates, LLC, 50 Charles Lindbergh Boulevard, Suite 206, Uniondale, New York 11553."

         4. Affirmation of Agreement. Except as expressly amended hereby, the terms and provisions of the Agreement shall remain in full force and effect.

         5. Counterparts. Amendment No. 2 may be executed in counterparts, which taken together shall constitute one and the same instrument, and either of the parties hereto may execute Amendment No. 2 by signing either such counterpart.


         IN WITNESS WHEREOF, the undersigned have executed and delivered Amendment No. 2 as of the date first above written.


                                           eACCELERATION CORP.


                                           By:  /s/ E. Edward Ahrens
                                              ----------------------------------
                                              E. Edward Ahrens
                                              Chief Financial Officer


                                                /s/ Clint Ballard
                                              ----------------------------------
                                              Clint Ballard